UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2011

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Annual Meeting of Shareholders of Simmons First National Corporation was held Tuesday, April 19, 2011.  On April 22, 2011, the Company filed a Form 8-K to report the results of shareholder voting at the Annual Meeting.  This Form 8-K/A is being filed to report the action taken by the Company’s Board of Directors at the Board’s regular meeting on May 23, 2011, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07	Submission of Matters of a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held Tuesday, April 19, 2011.  At the Annual Meeting, the shareholders voted upon the Say-On-Pay proposal for the approval of the compensation of the named executive officers and a Say-On-Frequency proposal to determine the frequency upon which the shareholders would be presented with Say-On-Pay proposals in the future. The results of the Say-On-Pay shareholder vote were as follows:

Say-On-Pay	Vote	Pct.
For	11,727,270	94.8
Against	329,879	2.7
Abstain	313,257	2.5
Broker Non-Votes	1,777,492	---

The results of the shareholders’ vote on the Say-On-Frequency proposal concerning the frequency of future shareholder advisory votes on compensation of the named executive officers as disclosed in the proxy statement were as follows:

Say-On-Frequency	Vote	Pct.
3 Years	5,814,114	47.0
2 Years	338,816	2.7
1 Year	5,807,561	46.9
Abstain	409,914	3.3
Broker Non-Votes	1,777,492	---

The Nominating, Compensation and Corporate Governance Committee and the Board of Directors carefully considered the results of the shareholders' advisory vote on the Say-On-Frequency matter presented at its Annual Meeting.  Although the advisory vote slightly favored the tri-annual frequency for the Say-On-Pay vote, due to the overwhelming shareholder support on the current Say-On-Pay proposal and the strong support for the annual vote under the Say-On-Frequency proposal, management decided that it would be in the best interest of the Company to accommodate the significant desire for an annual vote on Say-On-Pay. Consequently, management recommended and the Board determined that the vote on Say-On-Pay should be held annually, until the Say-On-Frequency is next presented to the shareholders, which is currently required to occur no later than the Company’s 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: May 27, 2011	/s/ Robert A. Fehlman
Robert A. Fehlman, Executive Vice
President and Chief Financial Officer